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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) DECEMBER 18, 1997
                                                 -----------------

                              BAY STATE GAS COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



MASSACHUSETTS                           1-7479                 04-2548120
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(STATE OR OTHER JURISDICTION         (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION)               FILE NUMBER)           IDENTIFICATION NO.)



300 FRIBERG PARKWAY, WESTBOROUGH, MA                                 01581-5039
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

Registrant's telephone number, including area code (508) 836-7000
                                                   -----------------------------

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

     On December 18, 1997, Bay State Gas Company, a Massachusetts corporation (the "Company") and NIPSCO Industries, Inc., an Indiana corporation ("Nipsco") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a strategic business combination of the Company and Nipsco. Pursuant to the Merger Agreement, the Company will be merged with and into a newly formed merger subsidiary of Nipsco, which would be renamed "Bay State Gas Company" and would be a wholly owned subsidiary of Nipsco (the "Merger"). The transaction is valued at $780 million, consisting of $540 million in equity and $240 million in debt and preferred stock. Under the Merger Agreement, the holders of common stock, par value $3.33 1/3 of the Company (the "Company Common Stock") would receive at their election (at any time up to the trading day immediately prior to the closing date of the Merger): (i) cash in the amount of $40 per share (the "Cash Price"), (ii) such number or fraction thereof of shares of common stock, without par value, of Nipsco (the "Nipsco Common Stock") equal to the Cash Price divided by the Nipsco Share Price. The "Nipsco Share Price" shall be equal to the average closing price of Nipsco Common Stock on the New York State Exchange Composite Transactions Reporting System for the 20 trading days preceding the second trading day prior to the effective time of the Merger or (iii) a combination of cash and Nipsco common stock; provided that the aggregate amount of cash consideration paid by Nipsco may not exceed 50% of the total consideration, as may be adjusted (the "Cash Election Number"). In the event that the Company's shareholders elect to receive cash consideration in excess of the Cash Election Number, each shareholder will receive a prorated amount of cash based on the Cash Election Number.

     The Merger Agreement has been approved by the Boards of Directors of the Company and Nipsco. Consummation of the Merger is subject to certain closing conditions, including approval by the shareholders of the Company which presently intends that the shareholders' meeting to consider such approval will be held as early as practicable in 1998. Consummation of the Merger is also subject to receipt of a favorable opinion of counsel that the Merger will qualify as a tax-free reorganization, the effectiveness of a Registration Statement to be filed by Nipsco in respect of its Common Stock to be issued in the Merger and certain regulatory approvals or filings, including approvals by or filings with the Massachusetts Department of Telecommunications and Energy, the New Hampshire Public Utilities Commission, the Maine Public Utilities Commission, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the filing of the requisite notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of applicable waiting periods thereunder.

     Under this Merger structure, Nipsco will retain its exemption from registration under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). An alternative structure (the "Alternative Merger"), involving the combination of the Company and its wholly owned utility subsidiary, Northern Utilities, with Nipsco's wholly owned utility subsidiary, Northern Indiana Public Service Company, is required in the event that such Alternative Merger is able to be consummated under applicable corporate and public utility law before approval of the Merger structure under the 1935 Act appears likely to be obtained; provided that the parties may continue to pursue approval for the Merger structure under the 1935 Act through December 31, 1998. The Merger Agreement provides that either party may terminate the Merger Agreement if neither the


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Merger nor the Alternative Merger appears to be a legally permissible structure by December 31, 1998. In the event that the 1935 Act is repealed or amended in relevant fashion prior to consummation of the Merger to permit the Merger structure, such structure will be effected.

     In addition, the Merger Agreement provides for termination by either the Company or Nipsco (i) by mutual written consent, (ii) if the Company's shareholders fail to approve the Merger, (iii) if the Merger is not consummated by December 31, 1998, subject to automatic extension to June 30, 1999, if the only remaining open item is receipt of regulatory approvals, (iv) if a final, nonappealable order, decree, ruling or other action permanently enjoins, restrains or prohibits the Merger or (v) if the Company's Board of Directors withdraws or modifies its recommendation for approval of the Merger in the face of an unsolicited third party offer or the Company's Board of Directors accepts an unsolicited third party offer. Moreover, the Merger Agreement may be terminated by either party if the other is in material breach of the Merger Agreement. The Merger Agreement provides for a termination fee to be paid by one party if the Merger Agreement is terminated in certain circumstances. Either party must pay the other $10 million if the Merger Agreement is terminated as a result of a material breach by that party. Moreover, if the Merger Agreement is terminated in certain circumstances when an unsolicited third party offer for the Company has been made, the Company must pay Nipsco a termination fee of $10 million, followed by an additional $15 million if that unsolicited offer, or another offer accepted in lieu of that offer, is consummated within 2 1/2 years of termination of the Merger Agreement.

     The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is attached hereto as Exhibit 2(b) and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

The following exhibits are filed herewith:

2(a)     Press release dated December 18, 1997.

2(b) Agreement and Plan of Merger dated as of December 18, 1997, by and between NIPSCO Industries, Inc. and Bay State Gas Company.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BAY STATE GAS COMPANY


Dated: December 30, 1997            By: /s/ Thomas W. Sherman
                                        ----------------------
                                        Name: Thomas W. Sherman
                                        Title: Executive Vice-President, Chief
                                        Financial Officer and Treasurer

                                    By: /s/ Stephen J. Curran
                                        ----------------------
                                        Name: Stephen J. Curran
                                        Title: Controller


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                                  EXHIBIT INDEX



EXHIBIT NUMBER                     DESCRIPTION

2(a)                      Press release dated December 18, 1997

2(b) Agreement and Plan of Merger dated as of December 18, 1997, by and between NIPSCO Industries, Inc. and Bay State Gas Company